UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2011

Wireless Ronin Technologies, Inc.
 (Exact name of registrant as specified in its charter)

Minnesota	1-33169	41-1967918
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5929 Baker Road, Suite 475 Minnetonka, Minnesota	55345
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 564-3500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On May 24, 2011, Wireless Ronin Technologies, Inc. (the “Company”) received a purchase order valued at $1.8 million from an existing automobile customer. Of the $1.8 million, approximately $1.0 million relates to hardware and $0.8 million is for the purchase of RoninCast® software and services. The Company expects to complete the foregoing installations within the next 30 to 60 days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2011	Wireless Ronin Technologies, Inc.

By: /s/ Darin P. McAreavey
Darin P. McAreavey
Senior Vice President and Chief Financial Officer